Vestis Reports First Quarter 2025 Results; Reaffirms FY25 Guidance; Announces Chief Financial Officer and Chief Legal Officer Transitions

First Quarter 2025 Results

•Delivered Q1 results in-line with expectations and reaffirms fiscal 2025 outlook
•Revenue of $684 million, as expected
•Operating Income of $30 million increased 2% sequentially versus Q4 2024 and Operating Margin of 4.4% was flat sequentially
•Adjusted EBITDA of $81 million, as expected, increased 0.9% sequentially versus Q4 2024 and Adjusted EBITDA margin of 11.9% increased 10 basis points sequentially
•Voluntarily prepaid $20 million of term loan debt during the quarter

ATLANTA, GA, January 31, 2025 – Vestis Corporation (NYSE: VSTS), a leading provider of uniforms and workplace supplies, today announced its results for the first quarter ended December 27, 2024 and reiterated its outlook for fiscal year 2025.

Management Commentary

“We are pleased with our first quarter results, which were in-line with our expectations,” said Kim Scott, President and CEO. “Our business continues to build momentum. In the second quarter, we expect to hit a significant milestone, with new volume outpacing customer losses driven by field sales productivity, national account wins, and lower customer churn. Further, select pricing actions and cost savings should benefit our bottom line. We remain on track to deliver full year results in-line with our outlook, with sequential improvement in our results throughout the year supporting a double-digit EBITDA growth rate heading into fiscal 2026.”

First Quarter 2025 Financial Summary

This press release contains non-GAAP financial measures. Reconciliations of non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

Vestis’ first quarter fiscal 2025 revenue totaled $683.8 million, as compared to $717.9 million in the first quarter of fiscal 2024. Sequentially, Vestis’ first quarter fiscal 2025 revenue was approximately flat versus the fourth quarter of fiscal 2024, in-line with expectations.

First quarter fiscal 2025 adjusted EBITDA totaled $81.2 million, as compared to $98.4 million in the first quarter of fiscal 2024. Sequentially, Vestis’ first quarter fiscal 2025 adjusted EBITDA increased 0.9% versus the fourth quarter of fiscal 2024, in-line with expectations. First quarter fiscal 2025 adjusted EBITDA margin increased 10 basis points sequentially.

Balance Sheet and Cash Flow

Vestis’ net cash provided by operating activities for the three months ended December 27, 2024 was $3.8 million, as compared to $51.5 million for the comparable period of fiscal 2024. The decrease was driven by lower operating income and a significant impact from a timing shift of accounts receivable cash collections, which shifted into January due to timing of holidays and the quarter end date in fiscal 2025. This timing dynamic was temporary, has already been resolved, and does not impact cash flow generation on an underlying basis for the full year.

As of December 27, 2024, total principal debt outstanding was $1.14 billion, which reflects the voluntary prepayment of $20 million in the quarter, resulting in net leverage of 3.80x at the end of the first quarter of fiscal 2025, as compared to 3.62x at the end of fiscal 2024.

Declaration of Quarterly Dividend

The company’s Board of Directors declared a quarterly cash dividend of $0.035 per common share payable on March 18, 2025 to shareholders of record at the close of business on February 21, 2025.

Fiscal Year 2025 Outlook

The Company continues to expect fiscal 2025 revenue to be in the range of $2.8 billion to $2.83 billion and fiscal 2025 Adjusted EBITDA to be in the range of $345 million to $360 million.

The Company’s fiscal 2025 guidance is provided on a normalized 52-week fiscal year basis. Fiscal 2025 reported financials will include the impact of a 53rd week, with the extra week impacting the fourth quarter.

The Company’s strategic imperatives include disciplined capital allocation with deleveraging as a priority. The Company continues to expect strong free cash flow conversion and to anticipate a ratio of free cash flow to Adjusted EBITDA of approximately 50%.

Vestis Announces Chief Financial Officer and Chief Legal Officer Transitions

The Company announced that Rick Dillon, Executive Vice President and Chief Financial Officer, will be leaving the Company as part of a transition of the Chief Financial Officer role. Mr. Dillon will remain with the Company until February 14, 2025 to assist with transitioning his role.

“We are grateful to Rick for the outstanding contributions he has made to Vestis since joining us in 2022,” said Kim Scott. “He has been an invaluable partner to me, and his leadership in preparing for Vestis’ separation as a standalone company and building out our public company finance capabilities will have a lasting positive impact on our company. We remain grateful for his service to the company and wish him continued success.”

“I am leaving Vestis in a strong position and remain confident in the company’s future and ability to capitalize on the attractive value creation opportunity yet ahead,” said Rick Dillon, CFO. “We are seeing exciting green shoots and underlying momentum in our business, and I am pleased that my departure follows several quarters of delivering against our new financial commitments.”

The Company also announced that Kelly Janzen will join Vestis as its Executive Vice President and Chief Financial Officer, effective February 14, 2025. Ms. Janzen brings over 25 years of experience in various financial leadership roles and has been working with Vestis as a finance consultant since October 2024. Prior to joining Vestis, Ms. Janzen was finance executive in residence at Fernweh Group and working as Chief Financial Officer for Dabico Airport Solutions from January 2024 to May 2024. Previously, she served as Senior Vice President and Chief Financial Officer of BlueLinx Corporation (NYSE: BCX) from April 2020 to August 2023. In addition to her experience at BlueLinx, Ms. Janzen has served as Senior Vice President and Chief Accounting Officer of WestRock (NYSE: WRK) from August 2017 to March 2020, Vice President and Chief Accounting Officer of Baker Hughes (NYSE: BKR) from September 2016 to July 2017, Vice President Finance and Chief Accounting Officer of McDermott International (formerly NASDAQ: MDR) from December 2014 to August 2016, and held progressive leadership roles in finance and accounting at General Electric for more than 10 years. Ms. Janzen will be based out of the Company’s headquarters in Roswell, Georgia.

“We are delighted to welcome Kelly to Vestis as we transition our finance team to the next phase of value creation,” said Kim Scott. “Her proven leadership and strong business process optimization experience will serve us well as we continue to advance the finance organization in support of delivering our objectives as a company.”

In addition, the Company announced that Tim Donovan, Executive Vice President, Chief Legal Officer and General Counsel, will be retiring effective February 14, 2025, and Andre “Butch” Bouchard will be appointed Executive Vice President, Chief Legal Officer, General Counsel & Corporate Secretary effective February 14, 2025. Mr. Bouchard has over 30 years of public company legal experience in the industrial and energy industries. Prior to joining Vestis, Mr. Bouchard was Executive Vice President, Administration, Chief Legal Officer & Secretary at TEAM, Inc. (NYSE: TISI), where he held progressive legal leadership roles for more than 17 years. In addition to his experience at TEAM, Mr. Bouchard held progressive legal leadership roles at Southern Union Company (NYSE: SUG) and its subsidiaries for 14 years. Mr. Bouchard will be based out of the Company’s headquarters in Roswell, Georgia.

Forward Looking Non-GAAP Information

This release includes certain non-GAAP financial information that is forward-looking in nature, including without limitation adjusted EBITDA. Vestis believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of forward-looking non-GAAP financial measures would require Vestis to predict the timing and likelihood of among other things future acquisitions and divestitures, restructurings, asset impairments, other charges and other factors not within Vestis’ control. Neither these forward-looking measures, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP measures are not provided. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. The estimates of revenue growth for fiscal year 2025 and adjusted EBITDA for fiscal year 2025 do not attempt to forecast currency fluctuations and, accordingly, reflect an assumption of constant currency.

Conference Call Information
Vestis will host a webcast to discuss its fiscal first quarter 2025 results on Friday, January 31, 2025 at 8:30 AM ET. The webcast can be accessed live through the investor relations section of the Company’s website at www.vestis.com. Additionally, a slide presentation will accompany the call and will also be available on the Company’s website. A replay of the live event will be available on the Company’s website shortly after the call for 90 days.

About Vestis™
Vestis is a leader in the B2B uniform and workplace supplies category. Vestis provides uniform services and workplace supplies to a broad range of North American customers from Fortune 500 companies to locally owned small businesses across a broad set of end sectors. The Company’s comprehensive service offering primarily includes a full-service uniform rental program, floor mats, towels, linens, managed restroom services, first aid supplies, and cleanroom and other specialty garment processing.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the securities laws. All statements that reflect our expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to discussions of future operations and financial performance and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. In some cases, forward-looking statements can be identified by words such as “outlook,” “anticipate,” “continue,” “estimate,” “expect,” “will,” and “believe,” and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, and actual results or outcomes may differ materially from those that we expected.

Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict including, but not limited to: unfavorable economic conditions; increases in fuel and energy costs; the failure to retain current customers, renew existing customer contracts and obtain new customer contracts; natural disasters, global calamities, climate change, pandemics, strikes and other adverse incidents; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our support services contracts; a determination by our customers to reduce their outsourcing or use of preferred vendors; risks associated with suppliers from whom our products are sourced; challenge of contracts by our customers; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; currency risks and other risks associated with international operations; our inability to hire and retain key or sufficient qualified personnel or increases in labor costs; continued or further unionization of our workforce; liability resulting from our participation in multiemployer-defined benefit pension plans; liability associated with noncompliance with applicable law or other governmental regulations; laws and governmental regulations including those relating to the environment, wage and hour and government contracting; increases or changes in income tax rates or tax-related laws; risks related to recent U.S. tariff announcements; new interpretations of or changes in the enforcement of the government regulatory framework; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; stakeholder expectations relating to environmental, social and governance considerations; any failure by Aramark to perform its obligations under the various separation agreements entered into in connection with the separation and distribution; a determination by the IRS that the distribution or certain related transactions are taxable; and the and the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Vestis’ filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investors
Michael Aurelio, CFA
470-571-3154
michael.aurelio@vestis.com

Media
Danielle Holcomb
470-716-0917
danielle.holcomb@vestis.com

VESTIS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	December 27, 2024	December 29, 2023
Revenue	$683,780	$717,923
Operating Expenses:
Cost of services provided (exclusive of depreciation and amortization)	495,260	502,381
Depreciation and amortization	36,936	35,362
Selling, general and administrative expenses	121,185	132,582
Total Operating Expenses	653,381	670,325
Operating Income	30,399	47,598
Interest Expense, net	23,097	31,531
Other Expense (Income), net	5,762	(756)
Income Before Income Taxes	1,540	16,823
Provision for Income Taxes	708	4,557
Net Income	$832	$12,266

Earnings per share:
Basic	$0.01	$0.09
Diluted	$0.01	$0.09
Weighted Average Shares Outstanding:
Basic	131,590	131,390
Diluted	132,115	131,735

VESTIS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except per share amounts)

	December 27, 2024	September 27, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$18,564	$31,010
Receivables (net of allowances: $19,888 and $19,804)	187,242	177,271
Inventories, net	170,028	164,913
Rental merchandise in service, net	395,200	396,094
Other current assets	38,555	18,101
Total current assets	809,589	787,389
Property and Equipment, at cost:
Land, buildings and improvements	580,173	590,972
Equipment	1,151,814	1,168,142
	1,731,987	1,759,114
Less - Accumulated depreciation	(1,073,922)	(1,088,256)
Total property and equipment, net	658,064	670,858
Goodwill	959,620	963,844
Other Intangible Assets, net	208,690	212,773
Operating Lease Right-of-use Assets	71,078	73,530
Other Assets	190,112	223,993
Total Assets	$2,897,153	$2,932,387
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term borrowings	$—	$—
Current maturities of financing lease obligations	32,383	31,347
Current operating lease liabilities	19,535	19,886
Accounts payable	164,924	163,054
Accrued payroll and related expenses	86,636	96,768
Accrued expenses and other current liabilities	145,218	145,047
Total current liabilities	448,696	456,102
Long-Term Borrowings	1,128,444	1,147,733
Noncurrent Financing Lease Obligations	117,827	115,325
Noncurrent Operating Lease Liabilities	63,770	66,111
Deferred Income Taxes	186,689	191,465
Other Noncurrent Liabilities	52,137	52,600
Total Liabilities	1,997,563	2,029,336
Commitments and Contingencies
Equity:
Common stock, par value $0.01 per share, 350,000,000 authorized, 131,700,887 and 131,481,967 issued and outstanding as of December 27, 2024 and September 27, 2024 ,respectively.	1,317	1,315
Additional paid-in capital	931,554	928,082
(Accumulated deficit) retained earnings	(1,213)	2,565
Accumulated other comprehensive loss	(32,068)	(28,911)
Total Equity	899,590	903,051
Total Liabilities and Equity	$2,897,153	$2,932,387

VESTIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three months ended
	December 27, 2024	December 29, 2023
Net cash provided by operating activities	$3,780	$51,505
Cash flows from investing activities:
Purchases of property and equipment and other	(14,732)	(16,949)
Proceeds from disposals of property and equipment	344	—
Proceeds from sale of equity investment	36,792	—
Other investing activities	(4,550)	—
Net cash provided by (used in) investing activities	17,854	(16,949)
Cash flows from financing activities:
Payments of long-term borrowings	(20,000)	(8,750)
Payments of financing lease obligations	(8,303)	(7,612)
Net cash distributions to Parent	—	(3,573)
Dividend payments	(4,601)	—
Other financing activities	(1,706)	(1,710)
Net cash used in financing activities	(34,610)	(21,645)
Effect of foreign exchange rates on cash and cash equivalents	530	(105)
(Decrease) increase in cash and cash equivalents	(12,446)	12,806
Cash and cash equivalents, beginning of period	31,010	36,051
Cash and cash equivalents, end of period	$18,564	$48,857

Non-GAAP Definitions
This release could include certain non-GAAP financial measures, such as Adjusted Revenue Growth (Organic), Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Leverage, and Trailing Twelve Months Adjusted EBITDA. Vestis utilizes these measures when monitoring and evaluating operating performance. The non-GAAP financial measures presented herein are supplemental measures of Vestis’ performance that Vestis believes help investors because they enable better comparisons of Vestis’ historical results and allow Vestis’ investors to evaluate its performance based on the same metrics that Vestis uses to evaluate its performance and trends in its results. Vestis’ presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of Vestis’ results as reported under U.S. GAAP. Because of their limitations, these non-GAAP financial measures should not be considered as measures of cash available to Vestis to invest in the growth of Vestis’ business or that will be available to Vestis to meet its obligations. Vestis compensates for these limitations by using these non-GAAP financial measures along with other comparative tools, together with U.S. GAAP financial measures, to assist in the evaluation of operating performance. You should not consider these measures as alternatives to revenue, operating income, operating income margin, net income, net income margin or net cash provided by operating activities determined in accordance with U.S. GAAP. Vestis believes that these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures which exclude non-cash or other items that may not be indicative of or are unrelated to Vestis’ core operating results and the overall health of Vestis. Non-GAAP financial measures as presented by Vestis may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Adjusted Revenue Growth (Organic)
Adjusted Revenue Growth (Organic) measures our revenue growth trends excluding the impact of acquisitions and foreign currency, and we believe it is useful for investors to understand growth through internal efforts. We define “organic revenue growth” as the growth in revenues, excluding (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, and (iii) the impact of the 53rd week, when applicable.

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue as determined in accordance with U.S. GAAP, adjusted to exclude (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, and (iii) the impact of the 53rd week, when applicable.

Adjusted Operating Income
Adjusted Operating Income represents Operating Income adjusted for Amortization Expense of Acquired Intangibles; Share-based Compensation Expense; Severance and Other Charges; Merger and Integration Related Charges; Management Fee; Separation Related Charges; Estimated Impact of 53rd Week, when applicable; and Gain, Losses, Settlements and Other Items impacting comparability. Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between periods. Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.

Adjusted Operating Income Margin
Adjusted Operating Income Margin represents Adjusted Operating Income as a percentage of Revenue.

Adjusted EBITDA
Adjusted EBITDA represents Net Income adjusted for Provision for Income Taxes; Interest Expense and Other, net; and Depreciation and Amortization (EBTIDA), further adjusted for Share-based Compensation Expense; Severance and Other Charges; Merger and Integration Charges; Management Fee; Separation Related Charges; Estimated Impact of 53rd Week (when applicable); Gains, Losses, Settlements; and other items impacting comparability. Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between periods. Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.

Adjusted EBITDA Margin
Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of Revenue.

Free Cash Flow
Free Cash Flow represents Net cash provided by operating activities adjusted for Purchases of Property and Equipment and Other and Disposals of property and equipment.

Net Debt
Net Debt represents total principal debt outstanding and finance lease obligations, less cash and cash equivalents.

Net Leverage
Net Leverage represents Net Debt divided by the Trailing Twelve Months Adjusted EBITDA.

Trailing Twelve Months Adjusted EBITDA
Trailing Twelve Months Adjusted EBITDA represents Adjusted EBITDA for the preceding four fiscal quarters.

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(In millions)

	United States		Canada		Corporate		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	December 27,	December 29,	December 27,	December 29,	December 27,	December 29,	December 27,	December 29,
	2024	2023	2024	2023	2024	2023	2024	2023
Revenue (as reported)	$621.7	$653.2	$62.1	$64.7			$683.8	$717.9
Effect of Currency Translation on Current Year Revenue	—	—	1.6	—			1.6	—
Adjusted Revenue (Organic)	$621.7	$653.2	$63.7	$64.7			$685.4	$717.9
Revenue Growth (as reported)	(4.8)%	2.4%	(4.0)%	2.7%			(4.7)%	2.5%
Adjusted Revenue Growth (Organic)	(4.8)%	2.4%	(1.6)%	3.0%			(4.5)%	2.5%

Operating Income (as reported)	$58.0	$74.1	$1.9	$4.6	$(29.5)	$(31.1)	$30.4	$47.6
Amortization Expense	6.7	6.4	0.1	0.1	—	—	6.8	6.5
Share-Based Compensation	—	—	—	—	5.2	4.7	5.2	4.7
Severance and Other Charges	4.0	0.4	0.4	—	—	—	4.4	0.4
Separation Related Charges	—	—	—	—	4.6	9.0	4.6	9.0
Management Fee(1)	(4.9)	(1.9)	4.9	1.9	—	—	—	—
Gain, Losses, and Settlements	(0.4)	1.3	—	—	—	—	(0.4)	1.3
Total Operating Income Adjustments	$5.4	$6.2	$5.4	$2.0	$9.8	$13.7	$20.6	$21.9
Adjusted Operating Income (Non-GAAP)	$63.4	$80.3	$7.3	$6.6	$(19.7)	$(17.4)	$51.0	$69.5
Depreciation Expense	27.2	26.0	2.6	2.8	0.4	0.1	30.2	28.9
Adjusted EBITDA (Non-GAAP)	$90.6	$106.3	$9.9	$9.4	$(19.3)	$(17.3)	$81.2	$98.4
Operating Income Margin (as reported)	9.3%	11.3%	3.1%	7.1%			4.4%	6.6%
Adjusted Operating Income Margin (Non-GAAP)	10.2%	12.3%	11.8%	10.2%			7.5%	9.7%
Adjusted EBITDA Margin (Non-GAAP)	14.6%	16.3%	15.9%	14.5%			11.9%	13.7%

Net Income (as reported)							$0.8	$12.3
Operating Income Adjustments (Above)							20.6	21.9
Loss on Sale of Equity Investment							2.2	—
Tax Impact of Operating Income Adjustments and Loss on Sale							(5.5)	(5.6)
Adjusted Net Income (Non-GAAP)							$18.1	$28.6

Basic weighted-average shares outstanding (millions)							131.6	131.4
Diluted weighted-average shares outstanding (millions)							132.1	131.7
Basic Earnings Per Share							$0.01	$0.09
Diluted Earnings Per Share							$0.01	$0.09
Adjusted Basic Earnings Per Share							$0.14	$0.22
Adjusted Diluted Earnings Per Share							$0.14	$0.22
(1) For the three months ended December 27, 2024, the intercompany management fee also includes sourcing support and an allocation of Corporate costs for functional support of the Canadian operations of $3.5 million.

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(In millions)

	United States		Canada		Corporate		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	December 27,	September 27,	December 27,	September 27,	December 27,	September 27	December 27,	September 27,
	2024	2024	2024	2024	2024	2024	2024	2024
Revenue (as reported)	$621.7	$623.8	$62.1	$60.5			$683.8	$684.3
Effect of Currency Translation on Current Year Revenue	—	—	1.5	—			1.5	—
Adjusted Revenue (Organic)	$621.7	$623.8	$63.6	$60.5			$685.3	$684.3
Revenue Growth (as reported)	(0.3)%		2.6%				(0.1)%
Adjusted Revenue Growth (Organic)	(0.3)%		5.1%				0.1%

Operating Income (as reported)	$58.0	$54.9	$1.9	$1.4	$(29.5)	$(26.5)	$30.4	$29.8
Amortization Expense	6.7	6.4	0.1	—	—	—	6.8	6.4
Share-Based Compensation	—	—	—	—	5.2	3.0	5.2	3.0
Severance and Other Charges	4.0	3.6	0.4	0.1	—	—	4.4	3.7
Separation Related Charges	—	—	—	—	4.6	4.2	4.6	4.2
Management Fee(1)	(4.9)	1.2	4.9	(1.2)	—	—	—	—
Gain, Losses, and Settlements	(0.4)	3.5	—	—	—	1.1	(0.4)	4.6
Total Operating Income Adjustments	$5.4	$14.7	$5.4	$(1.1)	$9.8	$8.3	$20.6	$21.9
Adjusted Operating Income (Non-GAAP)	$63.4	$69.6	$7.3	$0.3	$(19.7)	$(18.2)	$51.0	$51.7
Depreciation Expense	27.2	26.0	2.6	2.7	0.4	0.1	30.2	28.8
Adjusted EBITDA (Non-GAAP)	$90.6	$95.6	$9.9	$3.0	$(19.3)	$(18.1)	$81.2	$80.5
Operating Income Growth (as reported)	5.6%		35.7%				2.0%
Operating Income Margin (as reported)	9.3%	8.8%	3.1%	2.3%			4.4%	4.4%
Adjusted Operating Income Margin (Non-GAAP)	10.2%	11.2%	11.8%	0.5%			7.5%	7.6%
Adjusted EBITDA Growth (Non-GAAP)	(5.2)%		230.0%				0.9%
Adjusted EBITDA Margin (Non-GAAP)	14.6%	15.3%	15.9%	5.0%			11.9%	11.8%

Net Income (as reported)							$0.8	$(2.3)
Operating Income Adjustments (Above)							20.6	21.9
Loss on Sale of Equity Investment							2.2	—
Tax Impact of Operating Income Adjustments and Loss on Sale							(5.5)	(5.1)
Adjusted Net Income (Non-GAAP)							$18.1	$14.5

Basic weighted-average shares outstanding (millions)							131.6	131.6
Diluted weighted-average shares outstanding (millions)							132.1	131.6
Basic Earnings Per Share							$0.01	$(0.02)
Diluted Earnings Per Share							$0.01	$(0.02)
Adjusted Basic Earnings Per Share							$0.14	$0.11
Adjusted Diluted Earnings Per Share							$0.14	$0.11

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(In millions)

Operating Income for the fiscal year ended September 27, 2024 (as reported in the Company's Form 10-K)	$158.0
Amortization Expense	25.9
Share-Based Compensation	16.3
Severance and Other Charges	4.4
Separation Related Charges	22.7
Gain, Losses, and Settlements	10.8
Depreciation Expense	114.8
Trailing Twelve Months Adjusted EBITDA for the period ended September 27, 2024 (Non-GAAP)	$352.9
Less Adjusted EBITDA (Non-GAAP) for the quarter ended December 29, 2023	(98.4)
Plus Adjusted EBITDA (Non-GAAP) for the quarter ended December 27, 2024	81.2
Trailing Twelve Months Adjusted EBITDA for the period ended December 27, 2024 (Non-GAAP)	$335.7

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW, NET DEBT, NET LEVERAGE, AND PRO FORMA NET LEVERAGE
(In millions)

	Three Months Ended
	December 27, 2024	December 29, 2023
Net cash provided by operating activities	$3.8	$51.5
Purchases of property and equipment and other	(14.7)	(16.9)
Disposals of property and equipment	0.3	—
Free Cash Flow (Non-GAAP)	$(10.6)	$34.6

	As of
	December 27, 2024	September 27, 2024
Total principal debt outstanding	$1,142.5	$1,162.5
Finance lease obligations	150.2	146.7
Less: Cash and cash equivalents	(18.6)	(31.0)
Net Debt (Non-GAAP)	$1,274.1	$1,278.2
Net Leverage (Non-GAAP)	3.80	3.62

	Twelve months ended
	December 27, 2024	September 27, 2024
Trailing Twelve Months Adjusted EBITDA (Non-GAAP)	$335.7	$352.9